SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”) of Blonder Tongue Laboratories, Inc. (the “Company”) was held on May 23, 2012.  On March 30, 2012, the record date for the Annual Meeting, 6,215,556 shares of the Company’s common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2012 Annual Meeting.  At the 2012 Annual Meeting, Robert J. Pallé, Jr.  and Gary P. Scharmett were elected to serve as directors of the Company for three-year terms to expire at the 2015 annual meeting of shareholders. These directors were elected by the following votes:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTE
Robert J. Pallé, Jr.	3,878,931	446,939	1,601,233
Gary P. Scharmett	3,514,587	811,283	1,601,233

The following proposal was also approved at the annual meeting:

Proposal 2: The stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company’s independent registered public accountants for the year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
5,861,383	62,869	2,851

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
Date: May 29, 2012

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